                                                                   Exhibit 10.21

                           Asset Purchase Agreement

     THIS ASSET PURCHASE AGREEMENT (this "Agreement"), is made this 31/st/ day of January, 2001 by and between NEXTMEDIA OPERATING, INC., or its successors or assigns, a Delaware corporation ("Buyer") and FAIRVIEW RADIO, INC., a Pennsylvania corporation ("Seller").

                             W I T N E S S E T H :

     WHEREAS, Seller holds a construction permit ("CP") for a new FM broadcast station to operate on channel 230A at Fairview, Pennsylvania (said broadcast station, whether constructed or unconstructed, is hereafter referred to as the "Station"); and

     WHEREAS, Seller desires to sell the Station and substantially all of the assets used or held for use in the operation of the Station and Buyer desires to purchase the Station and substantially all of the assets used or held for use in the operation of the Station, in accordance with the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound hereby agree as follows:

                                   ARTICLE 1

                              PURCHASE OF ASSETS
                              ------------------

     1.1. Transfer of Assets.  On the terms and subject to the conditions hereof
          ------------------
and subject to Section 1.2, on the Closing Date (as hereinafter defined), Seller shall assign, transfer, convey and deliver to Buyer and Buyer shall acquire and assume from Seller, all of the right, title and interest of Seller in and to all of the following assets, properties, interests and rights of Seller (collectively, the "Station Assets"), free and clear of all liens, claims, or encumbrances (as hereinafter defined):

          1.1.1 All of Seller's rights in and to the licenses, permits and other authorizations issued to Seller by any governmental authority, including those issued by the Federal Communications Commission (the "FCC") (hereafter referred to collectively as the "Station Licenses"), used in connection with the operation of the Station, along with modifications of such items between the date hereof and the Closing Date, including but not limited to those listed in
Schedule 1.1.1 hereto (it being the parties' understanding that, if the Station is unbuilt, these Station Licenses may be limited to the CP and any modifications to the CP);

          1.1.2 All tangible personal property of every kind and description, and Seller's rights therein, owned, leased or held by Seller and used in or useful to the operation of the Station, including but not limited to those items described or listed in Schedule 1.1.2 hereto;

          1.1.3 All of Seller's rights in and under those contracts, agreements, leases and legally binding contractual rights of any kind, written or oral, relating to the Station ("Contracts") including those that are listed in Schedule 1.1.3 hereto.

          1.1.4 All of Seller's rights in and to all intangible personal property held or used in connection with the Station, including but not limited to those listed in Schedule 1.1.4 hereto;

          1.1.5 All of Seller's rights in and to all the files, documents, records, and books of account relating to the Station or the Station Assets, but excluding records relating solely to any Excluded Asset (as hereinafter defined);

     1.2  Excluded Assets.  Notwithstanding anything to the contrary contained
          ---------------
herein, it is expressly understood and agreed that the Station Assets shall not include the following assets or any right, title or interest therein (the "Excluded Assets"):

          1.2.1 All cash, marketable securities, and cash equivalents of Seller on hand and/or in banks;

          1.2.2  All accounts receivable or notes receivable of Seller.

          1.2.3 All tangible and intangible personal property of Seller disposed of or consumed in the ordinary course of business of Seller between the date hereof and the Closing Date, as permitted hereunder;

          1.2.4 All Contracts that have terminated or expired on or prior to the Closing Date in the ordinary course of business of Seller;

          1.2.5 Seller's corporate seals, minute books, charter and/or partnership documents, corporate stock record books and such other books and records as pertain to the organization, existence, share capitalization or partnership interests of Seller and duplicate copies of such financial records as are necessary to enable Seller to file its tax returns and reports as well as any other records or materials relating to Seller generally;

          1.2.6 Contracts of insurance and all insurance proceeds or claims made by Seller arising or related to the Station Assets prior to Closing (except to the extent made after the date hereof with respect to Station Assets);

          1.2.7 The Employee Benefit Plans (as hereinafter defined) and the assets thereof;

          1.2.8 All contracts not listed in Schedule 1.1.3 that are not assumed under Section 2.1 hereof.

          1.2.9 Those specific assets identified on the Excluded Assets Schedule attached to this Agreement as Schedule 1.2.9;

          1.2.10    All of Seller's rights in and to all causes of action;

          1.2.11 All tax refunds relating to the period prior to the Closing (as hereinafter defined);

                                   ARTICLE 2

                           ASSUMPTION OF OBLIGATIONS
                           -------------------------

     2.1  Assumption of Obligations.
          -------------------------

          2.1.1  After Closing.  Subject to the provisions of this Section 2.1
                 -------------
and Section 2.2, on the Closing Date, Buyer shall assume the obligations of Seller arising or to be performed after the Closing Date under the Contracts referred to in Section 1.1.3 hereto in effect on the Closing Date, and all liabilities and obligations that arise from the ownership or operation of the Station Assets after the Closing Date. All of the foregoing liabilities and obligations shall be referred to herein collectively as the "Assumed Liabilities."

          2.1.2  After August 31, 2000.  Assumed Liabilities shall include up to
                 ---------------------
Five Thousand Dollars ($5,000.00) in Seller's out-of-pocket legal, technical and administrative expenses incurred between August 31, 2000 and the date hereof.

          2.1.3  After the Date Hereof.  Assumed Liabilities shall include all
                 ---------------------
liabilities incurred after the date hereof and associated with the cost of acquiring or leasing the tower, transmitter, antenna and transmission line in connection with the assets purchased or leased under Sections 1.1.2 and 1.1.3 and Schedules 1.1.2 and 1.1.3 hereto.

          2.1.4  Operating Costs.  In the event that the Station commences
                 ---------------
operation at any time before a Closing shall have occurred hereunder, the Buyer agrees to pay, satisfy, discharge, perform or guaranty any indebtedness associated with the Seller's costs, expenses, liabilities or obligations incurred in connection with the operation of the Station. Subject to Buyer's compliance with all applicable FCC rules, regulations and policies, Buyer may, at its option, satisfy its obligations under this subsection by entering into a time brokerage agreement that provides Seller sufficient funds to cover Seller's costs, expenses, liabilities and obligations incurred in connection with the operation of the Station.

     2.2  Retained Liabilities.  Notwithstanding anything contained in this
          --------------------
Agreement to the contrary, Buyer does not assume or agree to pay, satisfy, discharge or perform, and will not be deemed by virtue of the execution and delivery of this Agreement or any document delivered at the execution of this Agreement, or as a result of the consummation of the transactions contemplated by this Agreement, to have assumed, or to have agreed to pay, satisfy, discharge or perform, any liability or obligation of the Seller other than the Assumed Liabilities, including any of the following liabilities or obligations of the Seller incurred on or before August 31, 2000 (the "Retained Liabilities"):

          (a) All obligations or liabilities of Seller or any predecessor or Affiliate (as hereinafter defined) of Seller which relate to any of the Excluded Assets;

          (b) Other than taxes expressly allocated pursuant to other provisions of this Agreement, tax liabilities of any and all kinds (federal, state, local, and foreign) of Seller, including, without limitation, any liabilities for taxes on or measured by income, liabilities for withheld federal and state income taxes and employee F.I.C.A. (Federal Insurance Contribution Act) or employer

F.I.C.A., and liabilities for income taxes arising as a result of the transfer of the Station Assets or otherwise by virtue of the consummation of the transactions contemplated hereby.

          (c) All liabilities or obligations of Seller owed to any of Seller's Affiliates;

          (d) All liabilities or obligations arising out of any breach by Seller or any predecessor or Affiliate of Seller of any of the terms or conditions of any provision of any Contract;

          (e) All liabilities and obligations of Seller or any predecessor or Affiliate of Seller resulting from, caused by or arising out of, any violation of law;

          (f) Any claims, liabilities, and obligations of Seller as an employer, including, without limitation, liabilities for wages, supplemental unemployment benefits, vacation benefits, severance benefits, retirement benefits, COBRA benefits, FAMLA benefits, WARN obligations and liabilities, or any other employee benefits, withholding tax liabilities, workers' compensation, or unemployment compensation benefits or premiums, hospitalization or medical claims, occupational disease or disability claims, or other claims attributable in whole or in part to employment or termination by Seller or arising out of any labor matter involving Seller as an employer, and any claims, liabilities and obligations arising from or relating to the Employee Benefit Plans.

          (g) Any claims, liabilities, losses, damages, or expenses relating to any litigation, proceeding, or investigation of any nature arising out of the operation of the Station on or prior to the Closing Date including, without limitation, any claims against or any liabilities for injury to or death of persons or damage to or destruction of property, any workers' compensation claims, and any warranty claims.

          (h) Except as provided in Section 3.3, any accounts payable, other indebtedness, obligations or accrued liabilities of Seller, except for the Assumed Liabilities.

          (i) Any liabilities or obligations resulting from the failure to comply with or imposed pursuant to any environmental protection, health, or safety laws or regulations or resulting from the generation, storage, treatment, transportation, handling, disposal, release of hazardous substances, solid wastes, and liquid and gaseous matters by Seller and by any other person in relation to Seller or the Station, including, without limitation, any liability or obligation for cleaning up waste disposal sites from or related to acts or omissions on or prior to the Closing Date.

                                   ARTICLE 3

                                 CONSIDERATION
                                 -------------

     3.1  Delivery of Consideration.
          -------------------------

          3.1.1 In exchange for the Station Assets, in addition to the assumption of certain obligations of Seller pursuant to Section 2.1 above, Buyer shall, subject to Articles 11 and 12 hereof, at the Closing deliver to Seller:
Three Million Seven Hundred Thousand Dollars ($3,700,000.00) by wire transfer of immediately available funds, subject to adjustment pursuant to Section 3.3 hereof (the "Purchase Price"). Other than as provided in Section 3.3, there shall be no further Purchase Price adjustments.

          3.1.2 The Purchase Price shall be paid to Seller in the amounts and to the accounts of Seller specified in written wiring instructions delivered to Buyer at least ten days prior to the Closing Date (the "Wiring Instructions").

     3.2  Allocation of Consideration.

          3.2.1 Within thirty (30) days after the Closing Date, Sellers and Buyer shall negotiate in good faith an allocation of the total consideration among the Station's Assets (the "Allocation"). If the Allocation is not agreed upon within thirty (30) days after the Closing Date,

Buyer will order an appraisal of the Stations Assets from Broadcast Investments Analysts ("BIA") and BIA will determine the Allocation. The appraisal, if required, shall be provided to Sellers within forty five (45) days after it is ordered. Buyer and Sellers agree to prepare and file all income taxes returns (including, if applicable, Form 8594) in a manner consistent with the Allocation and will not in connection with the filing of such returns make any allocation that is contrary to the Allocation. Buyer and Sellers agree to consult with each other with respect to all issues related to the Allocation in connection with any tax audits, controversy or litigation. The fees for BIA shall be borne equally by Buyer and Sellers.

     3.3  Allocations and Prorations.

          3.3.1 Subject to Buyer's obligations under Section 2.1 hereof, any operation of the Station and the income and expenses attributable thereto through 11:59 p.m. on the Closing Date (the "Effective Time") shall be for the account of Seller and thereafter shall be for the account of Buyer. Expenses for goods and services received both before and after the Effective Time, utilities charges, ad valorem, real estate, property and other taxes (other than income taxes, which shall be Seller's sole responsibility for all taxable periods ending prior to and including the Closing Date, and those taxes arising from the sale and transfer of the Station Assets, which shall be paid as set forth in
Section 13.2), income and expenses under the Contracts, prepaid expenses, music and other license fees (including any retroactive adjustments thereof), wages, salaries, and other employee benefit expenses (whether such wages, salaries or benefits are current or deferred expenses) (including, without limitation, liabilities accrued up to the Effective Time for bonuses, commissions, vacation pay, payroll taxes, workers' compensation and social security taxes) and rents and similar prepaid and deferred items shall be prorated between Seller and Buyer in accordance with the foregoing.

Notwithstanding the foregoing, no proration shall be made with respect to (i) severance or sick leave with respect to any employee or (ii) any prepaid expense or other deferred item unless Buyer will receive a benefit in respect of such prepayment or deferral after the Effective Time. For purposes of this Section 3.2.1, ad valorem and other real estate taxes shall be apportioned on the basis of the taxes assessed for the most recently-completed calendar year, with a reapportionment as promptly as practicable after the tax rates and real property valuations for the calendar year in which the Closing occurs can be ascertained. In addition, Buyer shall be entitled to a credit in this proration process for the amount of any taxes (or other governmental charges) that are due and payable by Seller, but are being contested by Seller in good faith in appropriate proceedings and are secured by Liens (as hereinafter defined) on the Station Assets that have not been removed as of or before the Closing (but once such amounts are finally determined, Buyer shall use such credit to remove such Liens and return to Seller the excess of (i) the amount of such credit minus (ii) the
                                                                 -----
amount of such taxes or other governmental charges as finally determined, or Seller shall pay to Buyer the deficiency, as appropriate).

          3.3.2   Allocation and proration of the items set forth in Subsection
3.2.1 above shall be made by Buyer and a statement thereof given to Seller within thirty (30) days after the Closing Date. Seller shall give written notice of any objection thereto within twenty (20) business days after delivery of such statement, detailing the reason for such objection and stating the amount of the proposed final allocation and proration. If a timely objection is made and the parties cannot reach agreement within thirty (30) days after receipt of the objection as to the amount of the final allocation and proration, the matter shall be referred to Arthur Andersen, L.L.P. (the "IndependentAuditor") to resolve the matter, whose decision will be final and binding on the parties, and whose fees and expenses shall be borne by Buyer and Seller in accordance with the following: each party shall pay an amount equal to the sum of all fees and expenses of the Independent Auditor on a proportional basis taking into account the amount of the net allocation and proration proposed by each of Buyer and Seller and the amount of the final allocation and proration determined by the Independent Auditor (for example, if Buyer proposed a payment of $10 to Seller, Seller proposed a payment of $100, and the Independent Auditor proposed a payment of $30, Buyer would pay 20/90ths of the Independent Auditor's fees and Seller would pay 70/90ths of those fees based on the $90 in dispute between the parties).

                                   ARTICLE 4

                                    CLOSING
                                    -------

     4.1. Closing.  The consummation of the transactions contemplated herein
          -------
(the "Closing") shall occur, except as otherwise mutually agreed upon by Buyer and Seller (i) within ten (10) business days after the FCC Consents (as hereinafter defined) to the assignment of the Station License has become a Final Order (as hereinafter defined) or (ii) at such later date that all other terms and conditions as set forth in Articles 11 and 12 have been satisfied, or such other date as may be mutually agreed to by the parties ("Closing Date"). For purposes of the Agreement, "Final Order" means action by the FCC consenting to the assignments contemplated by this Agreement which is not reversed, stayed, enjoined, set aside, annulled or suspended, and with respect to which action no timely request for stay, petition for rehearing, or reconsideration, application for review or appeal is pending, and as to which the time for filing any such request, petition or appeal or reconsideration by the FCC on its own motion has
expired.   The Closing shall be held in the offices of Leibowitz

& Associates, P.A., One SE Third Avenue, Suite 1450, Miami, Florida, 33131, or at such place as the parties hereto may agree.

                                   ARTICLE 5

                             GOVERNMENTAL CONSENTS
                             ---------------------

     5.1  FCC Consent.   It is specifically understood and agreed by Buyer and
          -----------
Seller that the Closing and the assignments of the Station Licenses and the transfer of the Station Assets are expressly conditioned on and are subject to the prior consent and approval of the FCC ("FCC Consents").

     5.2  FCC Applications.  Within ten (10) business days after the execution
          ----------------
of this Agreement or such earlier time as shall be agreed to by all of the parties hereto, Buyer and Seller shall file applications with the FCC for the FCC Consent ("FCC Applications"). Buyer and Seller shall prosecute the FCC Applications with all reasonable diligence and otherwise use their best efforts to obtain the FCC Consent as expeditiously as practicable, (but neither Buyer nor Seller shall have any obligation to satisfy complainants or the FCC by taking any steps which would have a material adverse effect upon Buyer or Seller).

                                   ARTICLE 6

                   REPRESENTATIONS AND WARRANTIES OF SELLER
                   ----------------------------------------

     6.1  Representations and Warranties of Seller.  Seller represents and
          ----------------------------------------
warrants to the Buyer the following:

          6.1.1  Organization, Good Standing, Etc.  (a)  Seller is a corporation
                 --------------------------------
duly organized and validly existing under the laws of its jurisdiction of incorporation or organization, has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary.

                (b) The Seller has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Seller and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Seller. This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligations of Seller, enforceable against it in accordance with its terms.

          6.1.2 Authority.  Assuming the consents contemplated by Sections 6.1.2
                ---------
and 6.1.14 are obtained, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (i) violate, conflict with or result in any breach of any provision of the Certificates or Articles of Incorporation or Bylaws of Seller, (ii) violate, conflict with or will result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under, or permit the termination of, or will result in the acceleration of, or entitle any party to accelerate (whether as a result of the sale of the Station Assets or otherwise) any material obligation, or result in the loss of any material benefit, or give rise to the creation of any material lien, charge, security interest or encumbrance upon any of the properties or assets of Seller or any of their subsidiaries under any of the terms, conditions or provisions of any loan or credit agreement, note, bond, mortgage, indenture or deed of trust, or any material license, lease, agreement or other material instrument or obligation to which any of them is a party or by which they or any of their properties or assets may be bound or affected; (iii) violate any order, writ, judgment, injunction, decree, statute, rule or regulation, of any court, administrative agency or commission or other governmental authority or instrumentality (a "Governmental Entity") applicable to Seller or any of its respective properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to the Seller in connection with the execution and delivery of this Agreement by the Seller or the consummation by the Seller of the transactions contemplated hereby, except for the consents of the FCC to the assignments of the Station Licenses.

          6.1.3     [INTENTIONALLY OMITTED]

          6.1.4     [INTENTIONALLY OMITTED]

          6.1.5     Compliance with Applicable Laws; FCC Matters.  (i) Except as
                    --------------------------------------------
permitted or contemplated hereby, any operation of the Station will be conducted in substantial compliance with each law, ordinance, regulation, judgment, decree, injunction, rule or order of the FCC or any other Governmental Entity binding on Seller, the Station or their respective properties or assets to the extent failure to so comply could be reasonably expected to have a material adverse effect. No investigation or review by any Governmental Entity with respect to Seller or the Station is pending or, to the Seller's knowledge, is threatened. Without limiting the generality of the foregoing and with respect to the Station, the Station complies in all material respects with the Communications Act of 1934, as amended (the "Communications Act"), all applicable rules, regulations and written policies of the FCC thereunder, all obligations with respect to equal opportunity under applicable law, and all rules and regulations of the FCC and the Federal Aviation Administration applicable to any towers used by the Station (including all rules regulating hazards to air navigation, registration of radio towers, and exposure of humans to non-ionizing radio frequency radiation). In addition, the

Station has duly and timely filed, or caused to be filed, with the appropriate Governmental Entities all reports, statements, documents, registrations, filings or submissions with respect to any operation of the Station and the ownership thereof, including, without limitation, applications for renewal of authority required by applicable law to be filed. All such filings complied in all material respects with applicable laws when made and no material deficiencies have been asserted with respect to any such filings. All the material required by 47 C.F.R. (S) 73.3526 to be kept in the public inspection files of the Station is in such files. Seller has no knowledge of any fact or circumstance relating to Seller or the Station arising from noncompliance with the Communications Act, or the rules, regulations or written policies of the FCC in effect on the date of this Agreement that could reasonably be expected to disqualify the Seller from assigning the Station Licenses to the Buyer.

          (ii) Schedule 1.1.1 lists (x) all licenses, permits and other authorizations (including all STL licenses and construction permits) issued by the FCC relating to the Station as of the date of this Agreement and (y) all licenses, permits, or authorizations issued by any other Governmental Entities which are material to the operation of the Station as of the date of this Agreement. Such licenses, permits and authorizations, and all applications for modification, extension thereof or for new licenses, permits, permissions or authorizations that would be material to the operations of the Station, are collectively referred to herein as the Station Licenses (as further defined in Section 1.1.1), each of which is in full force and effect. The Station, if operated, has been operated in all material respects in accordance with the terms of the Station Licenses. Except for proceedings affecting the radio broadcast industry generally, there are no proceedings pending or, to the Seller's knowledge, threatened with respect to ownership or operation of the Station which reasonably may be expected to result in the revocation, material adverse modification, non-renewal or suspension of any of the Station Licenses, the denial of any pending applications for Station Licenses, the issuance of any cease and desist order, or the imposition of any administrative actions by the FCC or any other Governmental Entity with respect to the Station Licenses, or which reasonably may be expected to adversely affect the Station's ability to operate or the Buyer's ability to obtain assignment of the Station Licenses. If operating, the Station operates (a) in conformity with its license; and (b) within the operating power tolerances specified in 47 C.F.R. (S) 73.1560(b).

          6.1.6     Litigation.  Except as disclosed on Schedule 6.1.6, (i)
                    ----------
there is no action, suit, inquiry, judicial or administrative proceeding, or arbitration pending or, to the knowledge of the Seller, threatened against the Seller or the Station or any of their respective properties or assets by or before any arbitrator or Governmental Entity nor, to the Seller's actual knowledge, are there any investigations relating to Seller or the Station or any of their respective properties or assets pending or threatened by or before any arbitrator or Governmental Entity; (ii) there is no judgment, decree, injunction, or order of any Governmental Entity or arbitrator outstanding against the Seller or the Station or any of their respective properties or assets and; (iii) there is no action, suit, inquiry, judicial or administrative proceeding pending or, to the knowledge of the Seller, threatened against the Seller or the Station by a third party relating to the Seller or the Station Assets or the transactions contemplated by this Agreement.

          6.1.7     [INTENTIONALLY OMITTED]

          6.1.8.    [INTENTIONALLY OMITTED]

          6.1.9     Personal Property.  Schedule 1.1.2 hereto contains a list of
                    -----------------
all material tangible personal property and assets owned or held by Seller, and used in the conduct of the business and/or operation of the Station. Except as disclosed in Schedule 1.1.2, at Closing Seller shall own and will have good and marketable title to all property referred to in the immediately preceding sentence and none of such property is, or at the Closing will be, subject to any Liens, other than Permitted Liens.

          6.1.10    Liens and Encumbrances.  All properties and assets relating
                    ----------------------
to the Station, including leases, owned by Seller, are free and clear of all liens, pledges, claims, security interests, restrictions, mortgages, tenancies and other possessory interests, conditional sale or other title retention agreements, assessments, easements, rights of way, covenants, restrictions, rights of first refusal, defects in title, encroachments, options or encumbrances of any kind (collectively, "Liens") except (a) statutory Liens securing payments not yet delinquent or the validity of which are being contested in good faith by appropriate actions, (b) Liens for taxes not yet delinquent, (c) Liens securing indebtedness, all of which Liens will be discharged by Seller at the Closing upon repayment of all amounts due and owing, except with respect to the Assumed Liabilities, (d) Liens incurred in the usual and normal conduct of the business of the Station, which in the aggregate do not materially detract from the value or materially impair the present and continued use of the properties or assets subject thereto, (e) Liens on leases arising from the provisions of such leases and (f) zoning ordinances and other easements, rights-of-way, covenants and restrictions of record (the Liens referred to in clauses (a) through (f) being "Permitted Liens").

          6.1.11    [INTENTIONALLY OMITTED]

          6.1.12    Taxes. (a) All Tax Returns (as hereinafter defined) that are
                    -----
required to be filed on or before the execution of this Agreement by Seller have been duly filed on a timely basis under the statutes, rules and regulations of each applicable jurisdiction. All such Tax Returns are complete and accurate. Except as set forth on Schedule 6.1.12, all Taxes, whether or not reflected on the Tax

Returns, which are due with respect to the Seller and any Affiliates have been timely paid by the Seller and/or any such Affiliate, whether or not such Taxes are disputed. For the purposes of this Section, Affiliates shall mean any entity that files a consolidated tax return with the Seller.

          (b) No claim for assessment or collection of Taxes has been asserted against the Seller or any Affiliate. Neither the Seller nor any Affiliate is a party to any pending audit, action, proceeding or investigation by any Governmental Entity for the assessment or collection of Taxes, and neither Seller nor any Affiliate has knowledge of any threatened audit, action, proceeding or investigation.

          (c) Neither Seller nor any Affiliate has waived or extended any statutes of limitation for the assessment or collection of Taxes. No claim has ever been made by a Governmental Entity in a jurisdiction where Seller or any Affiliate does not currently file Tax Returns that Seller or any Affiliate of Seller is or may be subject to taxation by that jurisdiction. Seller or its Affiliates are not aware that any such assertion of tax jurisdiction is pending or threatened. No Liens, other than Permitted Liens (whether filed or arising by operation of law) have been imposed upon or asserted against any of the assets of the Station as a result of or in connection with any failure, or alleged failure to pay any Tax.

          (d) Seller has withheld and paid all Taxes required to be withheld in connection with any amounts paid or owing to any employee, creditor, independent contractor or other third party.

          (e) Seller is not a foreign person within the meaning of Section 1445 of the Internal Revenue Code (the "Code").

               (f) No payment described in this Agreement is subject to Section 280G of the Code.

               (g) For purposes of this Agreement, the terms "Tax" and "Taxes" shall mean all federal, state, local, or foreign income, payroll, Medicare, withholding, unemployment insurance, social security, sales, use, service, service use, leasing, leasing use, excise, franchise, gross receipts, value added, alternative or add-on minimum, estimated, occupation, real and personal property, stamp, duty, transfer, workers' compensation, severance, windfall profits, environmental (including taxes under Section 59A of the Code), other tax, charge, fee, levy or assessment of the same or of a similar nature, including any interest, penalty, or addition thereto, whether disputed or not. The term "Tax Return" means any return, declaration, report, claim for refund, or information [Breturn or statement relating to Taxes or any amendment thereto, and including any schedule or attachment thereto.

       6.1.13  [INTENTIONALLY OMITTED]

       6.1.14  Contracts.  The Contracts are the only material contractual
               ---------
agreements used to carry out the business and operation of the Station as currently conducted. Each Contract (as identified on Schedule 1.1.3) with respect to the Station is a valid and binding obligation of Seller and is in full force and effect. Seller and each other party to such Contract with respect to the Station, has performed in all material respects the obligations required to be performed by it and is not (with or without lapse of time or the giving of notice, or both) in material breach or default thereunder. Schedule
1.1.3 identifies, as to each Contract with respect to the Station listed thereon, whether the consent of the other party thereto is required in order for such Contract to continue in full force and effect upon the consummation of the transactions contemplated hereby.

          6.1.15    ERISA Compliance.  Neither Seller nor any other trades or
                    ----------------
businesses under common control within the meaning of Section 4001(b)(1) of ERISA (collectively, the "ERISA Group") have contributed or been obligated to contribute to any "multi employer plan" as such term is defined in Section 3(37) or Section 4001 (a)(3) of ERISA except as disclosed on Schedule 6.1.15. Schedule
6.1.15 lists all "employee benefit plans" within the meaning of Section 3(3) of ERISA and bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, insurance or other plan or arrangement or understanding providing benefits to any present or former employee or contractor of the Station maintained by Seller, or as to which Seller, (with respect to such individuals) has any liability or obligation (collectively, "Employee Benefit Plans").

          6.1.16    [INTENTIONALLY OMITTED]

          6.1.17    Patents, Trademarks, Etc.  Schedule 1.1.4 sets forth all
                    -------------------------
call letters, patents, patent applications, trademarks, trade names, Internet domain names, service marks, trade secrets, applied for, issued, owned or used copyrights and other intangible personal property used in the operation of the Station (whether owned, leased or licensed).

          6.1.18    [INTENTIONALLY OMITTED]

          6.1.19    Commission or Finder's Fees.  Neither Seller nor any entity
                    ---------------------------
acting on behalf of Seller has agreed to pay a commission, finder's fee or similar payment in connection with this Agreement or any matter related hereto.

          6.1.20    [INTENTIONALLY OMITTED]

          6.1.21    Seller's Financial Condition.  No insolvency proceedings of
                    ----------------------------
any character, including, without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting Seller or of any of its respective assets or properties are pending, or to the best of Seller's knowledge, threatened, and Seller has made no assignment for the benefit of creditors, nor taken any action with a view to, or which would constitute a basis for, the institution of any such insolvency proceedings. Seller shall use the proceeds received under this agreement to pay or to make appropriate provision for the payment of any and all creditors of Seller prior to making any material distribution to its shareholders, except as required to pay taxes.

                                   ARTICLE 7

                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

     7.1  Organization and Standing.  Buyer is a corporation duly organized,
          -------------------------
validly existing and in good standing under the laws of the State of Delaware.

     7.2  Authorization and Binding Obligation.  Buyer has all necessary
          ------------------------------------
corporate power and authority to enter into and perform this Agreement and the transactions contemplated hereby, and to own or lease the Station Assets and to carry on the business of the Station upon the consummation of the transactions contemplated by this Agreement. Buyer's execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on behalf of Buyer and constitutes the valid and binding obligation of Buyer, enforceable in accordance with its terms.

     7.3  Qualification.   Assuming Buyer divests the license of Station
          -------------
WJET(FM), Erie, Pennsylvania, Buyer knows of no fact that would, under the Communications Act of 1934, as amended, or the rules, regulations and policies of the FCC, disqualify Buyer from becoming the licensee of the Station.

     7.4  Absence of Conflicting Agreements or Required Consents.  Except as set
          ------------------------------------------------------
forth in Schedule 7.4 hereof, the execution, delivery and performance of this Agreement by Buyer: (a) do not violate or conflict with any of the terms, conditions or provisions of the Certificate of Incorporation or By-Laws of Buyer; (b) do not require the consent of any third party not affiliated with Buyer; (c) will not violate any applicable law, judgment, order, injunction, decree, rule, regulation or ruling of any governmental authority to which Buyer is a party; and (d) will not, either alone or with the giving of notice or the passage of time, violate the terms, conditions or provisions of, or constitute a default under, any agreement, instrument, license or permit to which Buyer is now subject.

     7.5  Litigation: Compliance with Law.  Except as disclosed in Schedule 7.5,
          -------------------------------
there is no litigation, administrative action, arbitration or other proceeding, or petition, complaint or investigation before any court or governmental body, pending against Buyer that would adversely affect Buyer's ability to perform its obligations pursuant to this Agreement or the agreements to be executed by Buyer in connection herewith. Buyer has committed no violation of any applicable law, regulation or ordinance or any other requirement of any governmental body or court which would have an adverse effect on Buyer or its ability to perform its obligations pursuant to this Agreement or the agreements to be executed in connection herewith.

     7.6  Commission or Finder's Fees.  Neither the Buyer nor any entity acting
          ---------------------------
on behalf of Buyer has agreed to pay a commission, finder's fee or similar payment in connection with this Agreement or any matter related hereto.

     7.7  Limitation on Representation and Warranties.  The parties recognize
          -------------------------------------------
that the FCC has instituted a proceeding in MM Docket No. 00-244 with respect to certain aspects of its multiple ownership rules. Buyer has no knowledge of how any interim or final FCC action in MM Docket No. 00-244 may impact on the processing of the FCC applications or the evaluation of Buyer's qualifications. Buyer specifically excludes from its representations and warranties all matters relating to compliance or noncompliance with any final or interim FCC rules or policies adopted in MM Docket No. 00-244.

                                   ARTICLE 8

                              COVENANTS OF SELLER
                              -------------------

     8.1  Conduct of Station Prior to the Closing Date:
          --------------------------------------------

          8.1.1 Seller covenants and agrees with Buyer that between the date of this Agreement and (except as otherwise noted below) the Closing Date, the Seller, with respect to the Station shall:

                    (i) conduct its business in all material respects in compliance with the terms of the Station Licenses and all applicable laws, rules, and regulations, including, without limitation, the applicable rules and regulations of the FCC through the Closing Date;

                    (ii) not, without the prior consent of Buyer, incur any debts, obligations, or liabilities (absolute, accrued, contingent, or otherwise) that include obligations (monetary or otherwise) to be performed by Buyer that exceed Ten Thousand Dollars ($10,000.00) individually or Twenty-Five Thousand Dollars ($25,000.00) in the aggregate;

               (iii) not, without the prior consent of Buyer, (a) modify or extend any Contracts or (b) enter into any new Contracts the payment under which exceed Ten Thousand Dollars ($10,000.00) individually or Twenty-Five Thousand Dollars ($25,000.00) in the aggregate;

               (iv) not lease, mortgage, pledge, or subject to a lien, claim, or encumbrance (other than Permitted Liens) any of the Station Assets or sell or transfer any of the Station Assets without replacing such Station Assets with an asset of substantially the same value and utility; and

               (v) not disclose to any person (other than Buyer and their representatives) any confidential or proprietary information.

     8.2  Access to Information.  Seller shall give or cause the Station to (i)
          ---------------------
give Buyer and Buyer's counsel, accountants, engineers and other representatives, including environmental consultants, reasonable access during normal business hours, to all of Seller's properties, books, Contracts, reports and records including financial information and tax returns relating to the Station, and to all real estate, buildings and equipment relating to the Station, in order that Buyer may have full opportunity to make such investigation, including but not limited to, environmental assessments, as it desires of the affairs of the Station and (ii) furnish Buyer with information, and copies of all documents and agreements including but not limited to financial and operating data and other information concerning the financial condition, results of operations and business of the Station, that Buyer may reasonably request. The rights of Buyer under this Section shall not be exercised in such a manner as to interfere unreasonably with the business of the Station.

     8.3  Other Consents.   Seller will use its best efforts to obtain all
          --------------
consents, authorizations, or approvals required for the consummation of the transactions contemplated by this Agreement.

     8.4  No Inconsistent Action.  Seller shall not take any action which is
          ----------------------
inconsistent with its obligations under this Agreement.

     8.5  Notification.  Seller shall promptly notify Buyer in writing of  (i)
          ------------
the failure of Seller or any employee or agent of Seller to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with hereunder; or (ii) the occurrence of any event that would entitle Buyer to terminate this Agreement pursuant to Sections 18.1.

     8.6  [INTENTIONALLY OMITTED]

     8.7  FCC Reports.   Seller shall file or cause to be filed on a current
          -----------
basis until the Closing Date all material reports and documents required to be filed with the FCC with respect to the Station Licenses. Copies of each such report and document filed between the date hereof and the Closing Date shall be furnished to Buyer promptly after its filing.

     8.8  [INTENTIONALLY OMITTED]

     8.9  Indemnification.  For a period ending one (1) year after the Closing
          ---------------
Date, Seller agrees to indemnify and hold Buyer, its affiliates, and its assigns harmless from and against all costs, losses and damages (including reasonable attorney fees) incurred by Buyer or such affiliates or assigns as a result of or arising out of (i) the breach by Seller of any of its representations and warranties contained in this Agreement, (ii) the failure by Seller to perform its covenants set forth in this Agreement, (iii) the conduct of the operation of the Station or the use or ownership of the Station Assets on or before the Closing Date, including any and all liabilities arising under any of the Station Licenses or Contracts which relate to events occurring prior to the Closing Date, and (iv) any and all obligations or liabilities of Seller under any contract or agreement not expressly assumed by Buyer pursuant to the terms hereof. Buyer shall make no settlement, compromise, admission or acknowledgment that would give rise to liability on the part of the Seller without the prior written consent of the Seller.

                                   ARTICLE 9

                               COVENANTS OF BUYER
                               ------------------

     9.1  Notification.  Buyer shall promptly notify Seller in writing of (i)
          ------------
any litigation, arbitration or administrative proceeding pending or, to its knowledge, threatened against Buyer which challenges the transactions contemplated hereby or (ii) the failure of Buyer, or any employee or agent of Buyer to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder and (iii) the occurrence of any event that would entitle Seller to terminate this Agreement pursuant to Sections 14.1;

     9.2  No Inconsistent Action.  Buyer shall not take any  action which is
          ----------------------
inconsistent with its obligations under this Agreement.

     9.3  Post-Closing Access.  Buyer, for a period of three (3) years following
          -------------------
the Closing Date, shall make available during normal business hours for audit and inspection by Seller and its representatives, for any reasonable purpose and upon reasonable notice, all records, files, documents and correspondence transferred to it hereunder relating to the pre-closing period. All information, records, files, documents and correspondence made available or disclosed under this Section 9.3 shall be kept confidential.

     9.4  Other Consents.  Buyer will use its best efforts to obtain all
          --------------
necessary consents, authorizations, or approvals, in each case, required for the consummation of the transactions contemplated by this Agreement.

     9.5  Conduct of Buyer Prior to the Closing Date.  Buyer covenants and
          ------------------------------------------
agrees with Seller that between the date of this Agreement and the Closing Date, the Buyer shall take or cause to be taken such action as is necessary to fully and completely perform its obligations under this Agreement.

     9.6  Indemnification of Seller.  For a period ending one year after the
          -------------------------
Closing Date, Buyer agrees to indemnify and hold Seller and its respective affiliates, and their respective successors and assigns harmless from and against all costs, losses and damages (including reasonable attorneys' fees) incurred by the Seller or such affiliates or arising as a result of or arising out of (i) the breach by the Buyer of any of its representations and warranties contained in this Agreement; (ii) the failure by the Buyer to perform its covenants set forth in this Agreement, (iii) the conduct of the operation of the Station on or after the Closing Date, including any and all liabilities arising under the Station Licenses or Contracts which are assumed by the Buyer which relate to events occurring after the Closing Date, and (iv) any and all obligations or liabilities which constitute the Assumed Liabilities.

                                  ARTICLE 10

                                JOINT COVENANTS
                                ---------------

     Each of Buyer and Seller covenant and agree that they shall act in accordance with the following:

     10.1 Confidentiality.  Buyer and Seller shall each keep confidential all
          ---------------
information obtained by it with respect to the other parties hereto in connection with this Agreement and the negotiations preceding this Agreement, and will use such information solely in connection with the transactions contemplated by this Agreement, and if the transactions contemplated hereby are not consummated for any reason, each shall return to each other party hereto, without retaining a copy thereof, any schedules, documents or other written information obtained from such other party in connection with this Agreement and the transactions contemplated hereby except to the extent required or useful in connection with any claim made with respect to the transactions contemplated by this Agreement or the negotiation thereof. Notwithstanding the foregoing, no party shall be required to keep confidential or return any information which (i) is known or available through other lawful sources, not bound by a confidentiality agreement with the disclosing party, or (ii) is or becomes publicly known through no fault of the receiving party or its agents, or (iii) is required to be disclosed pursuant to an order or request of a judicial or government authority (provided the non-disclosing party is given reasonable prior notice such that it may seek, at its expense, confidential treatment of the information to be disclosed), (iv) is developed by the receiving party independently of the disclosure by the disclosing party or (v) is required to be disclosed under applicable law or rule, as determined by counsel for the receiving party.

     10.2 Cooperation.  Buyer and Seller shall cooperate fully with one another
          -----------
in taking any actions, including actions to obtain the required consent of any governmental instrumentality or any third party necessary or helpful to accomplish the transactions contemplated by this Agreement.

     10.3 Control of Station.  Prior to Closing, Buyer shall not, directly or
          ------------------
indirectly, control or direct the operation of the Station. As between Buyer and Seller, such operation, including complete control over Station programming, employees and policies, shall be the sole responsibility of Seller.

     10.4 Bulk Sales Laws.  Buyer hereby waives compliance by Seller with the
          ---------------
provisions of the "bulk sales" or similar laws of any state. Seller agrees to indemnify Buyer and hold it harmless from any and all loss, cost, damage and expense (including but not limited to, reasonable attorneys'

fees) sustained by Buyer as a result of any failure of Seller to comply with any "bulk sales" or similar laws.

     10.5 Public Announcements.  Neither Buyer nor Seller shall issue any press
          --------------------
release or make any disclosure with respect to the transaction contemplated by this Agreement without the prior written approval of the other party, except as may be required by applicable law or by obligations pursuant to any listing agreement with any securities exchange or any stock exchange regulations.

                                  ARTICLE 11

                        CONDITIONS OF CLOSING BY BUYER
                        ------------------------------

     The obligations of Buyer hereunder are, at its option, subject to satisfaction, at or prior to the Closing Date, of all of the following conditions:

     11.1 Representations, Warranties and Covenants.  All representations and
          -----------------------------------------
warranties of Seller made in this Agreement or in any Exhibit, Schedule or document delivered pursuant hereto, shall be true and complete in all material respects as of the date hereof and on and as of the Closing Date as if made on and as of that date, except for changes expressly permitted or contemplated by the terms of this Agreement and except those given as of a specified date.

     11.2 Compliance with Agreement.  All of the terms, covenants and conditions
          -------------------------
to be complied with and performed by Seller on or prior to the Closing Date shall have been complied with or performed in all material respects.

     11.3 Third Party Consents and Approvals; Estoppel Certificates. Seller has
          ---------------------------------------------------------
obtained all third-party consents and approvals, if any, required for the transfer or continuance, as the case may be, of the Contracts on Schedule 1.1.3 (and contracts that would have been on Schedule 1.1.3 had they been in existence on the date of this Agreement).

     11.4 Closing Certificates.  Buyer shall have received a certificate, dated
          --------------------
as of the Closing Date, from the Seller, executed by the President of Seller to the effect of Sections 11.1 and 11.2.

     11.5 Governmental Consents.
          ---------------------

          (a) The FCC Consents shall have been issued by the FCC without any conditions that would otherwise permit Buyer to terminate this Agreement pursuant to Section 15.1(e), below, and each such FCC consent shall have become a Final Order.
          (b) All other material authorizations, consents, approvals, and clearances of federal, state, or local Governmental Entities required to permit the consummation of the transactions contemplated by this Agreement shall have been obtained.

     11.6 Adverse Proceedings. No injunction, order, decree or judgment of any
          -------------------
court, agency or other Governmental Entities shall have been rendered against Seller or Buyer which would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms.

     11.7 Closing Documents.  Seller shall have executed and delivered or caused
          -----------------
to be delivered to Buyer, on the Closing Date (a), all special warranty deeds, bills of sale, endorsements, assignments and other instruments of conveyance and transfer consistent with the terms hereof and otherwise reasonably satisfactory in form and substance to Buyer, effecting the sale, transfer, assignment and conveyance of the Station Assets to Buyer and (b) all other documents, instruments, certificates and agreements required of Seller under the terms of this Agreement.

     11.8  Material Adverse Change.  No material adverse change in the business,
           -----------------------
assets, prospects or condition of the Station shall have occurred.

     11.9  [INTENTIONALLY OMITTED]

     11.10 Opinion of Counsel.   Buyer shall have received a written opinion
           ------------------
of Seller's counsel dated as of the Closing Date in form and substance reasonably satisfactory to Buyer.

                                  ARTICLE 12

                        CONDITIONS OF CLOSING BY SELLER
                        -------------------------------

     The obligations of Seller hereunder are, at their option, subject to satisfaction, at or prior to the Closing Date, of all of the following conditions:

     12.1 Representations, Warranties and Covenants.  All representations and
          -----------------------------------------
warranties of Buyer made in this Agreement or in any Exhibit, Schedule or document delivered pursuant hereto, shall be true and complete in all material respects as of the date hereof and on and as of the Closing Date as if made on and as of that date, except for changes expressly permitted or contemplated by the terms of this Agreement and except those given as of a specified date.

     12.2 Compliance with Agreement.  All the terms, covenants, and conditions
          -------------------------
to be complied with and performed by Buyer on or prior to the Closing Date shall have been complied with or performed in all material respects.

     12.3 Certifications, etc.  Seller shall have received a certificate, dated
          -------------------
as of the Closing Date, from the Buyer, executed by the President or other authorized officer of Buyer to the effect of Sections 12.1 and 12.2.

     12.4 Governmental Approval.
          ---------------------

               (a) The FCC Consents shall have been issued by the FCC and each shall have become a Final Order.

               (b) All other material authorizations, consents, approvals, and clearances of federal, state or local Governmental Entities required to permit the consummation of the transactions contemplated by this Agreement shall have been obtained.

     12.5 Adverse Proceedings.  No injunction, decree or judgment of any court,
          -------------------
agency or other governmental entities shall have been rendered against Buyer or Seller which would render it unlawful, as of the Closing date, to effect the transactions contemplated by this Agreement in accordance with its terms.

     12.6 Closing Documents.  Buyer shall have delivered or caused to be
          -----------------
delivered to Seller, on the Closing Date, an assumption agreement with respect to Assumed Liabilities reasonably satisfactory in form and substance to Seller.

     12.7 Opinion of Counsel.  Seller shall have received a written opinion of
          ------------------
Buyer's counsel dated as of the Closing Date in form and substance reasonably satisfactory to Seller.

                                  ARTICLE 13

                       TRANSFER TAXES: FEES AND EXPENSES
                       ---------------------------------

     13.1 Expenses.  Except as set forth in Sections 2.1, 13.2 and 13.3, each
          --------
party hereto shall be solely responsible for all costs and expense incurred by it in connection with the negotiation, preparation and performance of and compliance with the terms of this Agreement.

     13.2 Transfer Taxes and Similar Charges.  All costs of transferring the
          ----------------------------------
Station Assets in accordance with this Agreement, including recordation, transfer and documentary taxes and fees, and any excise, sales or use taxes, shall be borne by Buyer.

     13.3 Governmental Filing or Grant Fees.  Any filing or grant fees imposed
          ---------------------------------
by any governmental authority the consent of which is required for the consummation of the transactions contemplated hereby, including but not limited to the FCC, shall be borne by Buyer.

                                  ARTICLE 14

                              TERMINATION RIGHTS
                              ------------------

     14.1 Termination.  This Agreement may be terminated at any time prior to
          -----------
Closing as follows:

          (a) by the mutual consent of Buyer and Seller;

          (b) by written notice of (i) Buyer to Seller, if Seller breaches in any material respect any of its representations or warranties or defaults in any material respect in the observance or in the due and timely performance of any of its covenants or agreements herein contained and such breach or default shall not be cured within thirty (30) days of the date of notice of breach or default served by Buyer or (ii) Seller to the Buyer, if Buyer breaches in any material respect any of its representations or warranties or defaults in any material respect in the observance or in the due and timely performance of any of its covenants or agreements herein contained and such breach or default shall not be cured within thirty (30) days of the notice of breach or default served by Seller; but such notice and cure period shall not apply in the case of Buyer's or Seller's failure to consummate the transactions in accordance with the terms and times specified in Section 4.1 of this Agreement.

          (c) by Buyer or Seller by written notice to the other, if a court of competent jurisdiction or other Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use their best efforts to lift), in each case permanently restraining, permanently enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable;

          (d) by written notice of Seller to Buyer if Buyer has not closed on the acquisition of the Station on or before September 13, 2003.

          (e) notwithstanding the foregoing, no party hereto may effect a termination hereof if such party is in material default or breach of this Agreement.

                                  ARTICLE 15

     15.1 Risk of Loss.  The risk of loss or damage to the Station Assets shall
          ------------
be upon Seller at all times prior to the Closing Date.

                                  ARTICLE 16

                           MISCELLANEOUS PROVISIONS
                           ------------------------

     16.1 Survival of Representations and Warranties.  The representations and
          ------------------------------------------
warranties contained in this Agreement, and in any schedule, instrument or certificate delivered pursuant hereto, shall survive the Closing until one (1) year after the Closing Date.

     16.2 Certain Interpretive Matters and Definitions.  Unless the context
          --------------------------------------------
otherwise requires, (i) all references to Sections, Articles or Schedules are to Sections, Articles or Schedules of or to this Agreement, (ii) each term defined in this Agreement has the meaning assigned to it, (iii) each accounting term not otherwise defined in this Agreement has the meaning assigned to it in accordance with generally accepted accounting principles as in effect on the date hereof,
(iv) "or" is disinjunctive but not necessarily exclusive, and (v) words in the singular include the plural and vice versa, and (vi) the term "Affiliate" has
                                ----------
the meaning given it in Rule 12b-2 of Regulation 12B under the Securities Exchange Act of 1934, as amended. All references to "$" or dollar amounts will be to lawful currency of the United States of America.

     16.3 Further Assurances.  At and after the Closing, Seller shall from time
          ------------------
to time, at the request of and without further cost or expense to Buyer, execute and deliver such other instruments of assignment, conveyance and transfer and take such other actions as may reasonably be requested in order to more effectively consummate the transactions contemplated hereby, and Buyer shall from time to time, at the request of and without further cost or expense to Seller, execute and deliver such other instruments and take such other actions as may reasonably be requested in order to more effectively assume the Assumed Liabilities.

     16.4 Audited Financial Statements.  At all times after the date hereof,
          ----------------------------
Seller shall, and shall cause its representatives (including their independent public accountants) to, cooperate in all reasonable respects with the efforts of Buyer and its independent auditors to prepare such audited and interim unaudited financial statements of the Station as Buyer may require. Seller shall execute and deliver to Buyer's independent accountants such customary management representation letters as they may require as a condition to their ability to sign an unqualified report upon the audited financial statements of the Station for the periods for which such financial statements may be required. Seller shall cause their independent public accountants to make available to Buyer and its representatives all of their work papers related to the financial statements or Tax Returns of Seller (to the extent they relate to the Station) and to provide Buyer's independent public accountants with full access to those personnel who previously have been involved in the audit or review of Seller's Financial Statements or Tax Returns.

     16.5 Assignment.  Nothing in this Agreement shall limit Buyer's ability to
          -----------
sell or transfer this Agreement, or any or all of its assets (whether by sale of equity or assets, or by merger, consolidation or otherwise) without the consent of Seller. In the event of such an assignment, the provisions of this Agreement shall inure to the benefit of and be binding on Buyer's successors and assigns. No assignment shall relieve Buyer of its financial obligations to Seller for the performance of this Agreement.

     16.6 Amendments.  No amendment, waiver of compliance with any provision or
          ----------
condition hereof or consent pursuant to this Agreement shall be effective unless evidenced by an instrument in writing signed by the party against whom enforcement of any waiver, amendment, change, extension or discharge is sought.

     16.7 Headings.  The headings set forth in this Agreement are for
          --------
convenience only and will not control or affect the meaning or construction of the provisions of this Agreement.

     16.8 Governing Law.  The construction and performance of this Agreement
          -------------
shall be governed by the laws of the State of Delaware without giving effect to the choice of law provisions thereof.

     16.9 Notices.  Any notice, demand or request required or permitted to be
          -------
given under the provisions of this Agreement shall be in writing and shall be deemed to have been duly delivered and received on the date of personal delivery; on the third day after deposit in the U.S. mail if mailed by registered or certified mail, postage prepaid and return receipt requested; on the day after delivery to a nationally recognized overnight courier service if sent by an overnight delivery service for next morning delivery and shall be addressed to the following addresses:

          (a)  In the case of Seller, to:

                    Ms. Teri C. Anzivino
                    Fairview Radio, Inc.
                    1324 South Shore Place, Apt. 308
                    Erie, Pennsylvania 16505

               With copies to:

                    Vincent J. Curtis, Jr., Esq.
                    Fletcher, Heald & Hildreth, P.L.C.
                    1300 North 17/th/ Street, 11/th/ floor
                    Arlington, VA 22209

                    And:

                    James E. Spoden, Esq.
                    MacDonald, Illig, Jones & Britton, LLP
                    100 State Street, Suite 700
                    Erie, Pennsylvania 16507

          (b)  In the case of Buyer:

                    Mr. Samuel Weller
                    NextMedia Operating Inc
                    6312 S. Fiddlers Green Circle, Suite 360E
                    Englewood, CO 80111

               With a copy to:

                    Matthew L. Leibowitz, Esq.
                    Leibowitz & Associates, P.A.
                    1 S.E. Third Avenue, Suite 1450
                    Miami, Florida 33131

     16.10     Barter and Trade.  Buyer will not assume trade, barter or similar
               ----------------
arrangements.

     16.11     Schedules.  The schedules and exhibits attached to this Agreement
               ---------
and the other documents delivered pursuant hereto are hereby made a part of this Agreement as if set forth in full herein.

     16.12     Entire Agreement.  This Agreement contains the entire agreement
               ----------------
among the parties hereto with respect to its subject matter and supersedes all negotiations, prior discussions, agreements, letters of intent, and understandings, written or oral, relating to the subject matter of this Agreement.

     16.13     Severability.  If any provision of this Agreement is held to be
               ------------
unenforceable, invalid, or void to any extent for any reason, that provision shall remain in force and effect to the maximum extent allowable, and the enforceability and validity of the remaining provisions of this Agreement shall not be affected thereby.

     16.14     Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which will be deemed an original, but all of which together shall constitute but one and the same instrument.

     16.15     Damages in the Event of Breach.  In the event of the failure of
               ------------------------------
the Buyer to close on this transaction for any reason, including on account of the failure of any condition precedent, and notwithstanding anything to the contrary in this Agreement, the Buyer shall be obligated to the Seller for its actual damages, including all costs, losses and damages, costs of suit, including reasonable attorneys' fees, incurred by the Seller as a result of or arising out of the Buyer's failure to perform this Agreement. The availability of this remedy shall not prevent Seller from electing any other remedies at law or in equity available to the Seller. The amount of damages available to Seller for Buyer's failure to close hereunder shall not exceed the sum of the Purchase Price plus the Assumed Liabilities plus the amounts due Seller pursuant to
Section 2.1.4.

     16.16     Specific Performance.  In addition to any other remedies which
               --------------------
Buyer may have at law or in equity, Seller hereby acknowledge that the Station Assets are unique, and that the harm to

Buyer resulting from a breach by Seller of their obligations to sell the Station Assets to Buyer cannot be adequately compensated by damages. Accordingly, Seller agree that Buyer shall have the right to have this Agreement specifically performed by Seller and hereby agree not to assert any objections to the imposition of the remedy of specific damages by any court of competent jurisdiction.


                 [SIGNATURE PAGES BEGIN ON THE FOLLOWING PAGES]

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed and delivered as of the date first above written.


                         FAIRVIEW RADIO, INC.,
                         a Pennsylvania corporation


                         By:  __________________________________________
                              Terry C. Anzivino, President



                         NEXTMEDIA OPERATING, INC.,
                         a Delaware corporation


                         By:  __________________________________________
                              Matthew L. Leibowitz, Secretary